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                                                                      EXHIBIT 11


                   MECKLERMEDIA CORPORATION AND SUBSIDIARIES
                   -----------------------------------------

          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (LOSS)
          ------------------------------------------------------------

                                  (UNAUDITED)
                                  -----------

                   ( In thousands, except per share amounts )
                   ----------------------------------------
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                                        Three Months Ended         Six Months Ended
                                           March 31,                 March 31,
                                       ----------------------     -----------------

                                           1996       1995          1996     1995
                                         ---------   ------       --------  ------
NET INCOME (LOSS)                         $(1,792)   $  352       $(2,480)  $  668
                                         =========   ======       ========  ======

WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING                            8,392     7,100        8,384     7,100
                                         =========   ======       ========  ======

EARNINGS (LOSS) PER COMMON SHARE          $ (0.21)   $ 0.05      $ (0.30)   $ 0.09
                                         =========   ======       ========  ======


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